Exhibit 99.1

Daybreak Completes $8MM Sale of Louisiana Properties

SPOKANE, Wash., June 16, 2008 -- Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM) (“Daybreak” or the “Company”) a Washington Corporation, is pleased to announce that the Company signed the final closing documents on June 12, 2008, completing the sale of its Tuscaloosa Project properties located in Tensas and Franklin Parishes, Louisiana.  At this closing, Daybreak received $5,500,000 in exchange for the balance of its interests, having previously received a total of $2,500,000 from partial closings in January and April of this year.

President and CEO, Tim Lindsey commented “This completes a significant step forward for Daybreak as we move to re-focus the Company’s activities.  The Louisiana transaction has been a very rewarding process as we worked closely with the purchaser, Lasso Partners, LLC (“Lasso”), to provide a smooth transfer of operating responsibilities and ownership.  We have great respect for Lasso and wish them well in the future.  Meanwhile, Daybreak is working to re-direct its resources to the San Joaquin Basin exploration project area in California.  Potential drilling locations selected based on the recently acquired 3D seismic data are in various stages of permitting.  The timing for drilling, which is anticipated to begin this summer, is dependent upon securing appropriate permits, partner concurrence, and rig availability.  The Company’s strong cash position affords us the opportunity to continue to pursue an accelerated California drilling program as well as consider other future ventures.”

For more information about Daybreak Oil and Gas Inc., please visit its website at www.daybreakoilandgas.com.

Contact:

Tim Lindsey	Telephone:	281-253-4576
	Email:	timl@daybreakoilandgas.com

James Westmoreland	Telephone:	713-829-6062
	Email:	jimw@daybreakoilandgas.com

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.